UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2009

Pax Clean Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-145967	98-0543691
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1278 Laurel Road, North Saanich, BC Canada	V8L 5K8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 250.655.3776

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02	Termination of a Material Definitive Agreement

On June 25, 2009 Mobile Video Development, Inc. served notice that it was terminating a stock purchase agreement dated March 6, 2009 pursuant to Section 9.2 of the agreement due to the fact that our company will be unable to meet the closing date of July 15, 2009.

Our company was required to mail an information statement on Schedule 14C to our shareholders by June 25, 2009, but have been unable to as the SEC has not completed their review of the preliminary information statement that was filed. Our company filed an amended information statement on May 28, 2009 but we did not receive a comment letter from the SEC until June 25, 2009, which requires further responses. Consequently, our company was unable to mail the information statement to our shareholders in time to be able to meet the required closing date under the agreement.

As a consequence, our company will not be proceeding with the 14C information statement filing and the actions described therein.

Our company intends to search for a new project as well as new management.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 29, 2009, Miodrag Andric resigned as a director and chairman of the board of our company in order to focus his efforts on his other business activities.

Our board of director now consists solely of Paul Leslie Hammond.

Item 9.01	Financial Statements and Exhibits

99.1	Termination letter from Mobile Video Development, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAX CLEAN ENERGY, INC.

/s/ Paul Leslie Hammond
Paul Leslie Hammond
President and Chief Executive Officer

Date: June 30, 2009